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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)     AUGUST 18, 1999
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                          ENTERCOM COMMUNICATIONS CORP.
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             (Exact name of registrant as specified in its charter)


       PENNSYLVANIA                    001-14461                 23-1701044
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(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)               File Number)            Identification No.)


401 CITY AVENUE, SUITE 409, BALA CYNWYD, PENNSYLVANIA               19004
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      (Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code:        (610) 660-5610
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                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

         On August 18, 1999 Entercom Communications Corp. announced the completion of a definitive agreement to purchase 46 radio stations and 300,000 shares of stock in USA Digital Radio, Inc. from Sinclair Broadcast Group, Inc for $824.5 million. This agreement reflects the previous announcement by the parties of a letter of intent for the Company to purchase 43 stations and 300,000 shares of stock in USA Digital Radio, Inc. from Sinclair plus a subsequent agreement to purchase an additional three AM radio stations from Sinclair for $3 million. Completion of this transaction is subject to approval of the Federal Communications Commission and other governmental agencies. The Company's press release related to this transaction is filed herewith as Exhibit 99.1

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) EXHIBITS.

         99.1     Press Release
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    ENTERCOM COMMUNICATIONS CORP.


Date:    August 20, 1999            By:  /s/ John C. Donlevie
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                                         John C. Donlevie
                                         Executive Vice President, Secretary and
                                            General Counsel